As filed with the United States Securities and Exchange Commission on April 15, 2024

Registration No. 333-262183
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
Clever Leaves Holdings Inc.
(Exact name of Registrant as specified in its charter)
_______________________

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Bodega 19-B Parque Industrial Tibitoc P.H.,
Tocancipá — Cundinamarca, Colombia
(561) 634-7430
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_______________________

Georgette Otero
Clever Leaves Holdings Inc.
6501 Congress Ave, Suite 240
Boca Raton, Florida 33487
(561) 634-7430
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________
Copies to:

Georgette Otero Clever Leaves Holdings Inc. 6501 Congress Ave, Suite 240 Boca Raton, Florida 33487 (561) 634-7430	Pamela L. Marcogliese, Esq. Sebastian L. Fain, Esq. Freshfields Bruckhaus Deringer US LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007 (212) 277-4000
_______________________

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of all securities that were not sold pursuant to the above referenced registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) is being filed by Clever Leaves Holdings Inc., a corporation organized under the laws of British Columbia (the “Registrant”), to withdraw and remove from registration all of the unsold securities under the Registration Statement on Form S-3 (Registration No. 333-262183) (the “Registration Statement”), which was originally filed with the U.S. Securities and Exchange Commission on January 14, 2022, and became effective on February 11, 2022.

The Registrant is terminating all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration any of the securities registered but unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tocancipá, Cundinamarca, Colombia, on April 15, 2024.

CLEVER LEAVES HOLDINGS INC.

By: /s/ Andres Fajardo
Name: Andres Fajardo
Title: Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.